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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of  1934

       Date of Report (Date of earliest event reported): April 15, 2003

                      FIRST NATIONAL LINCOLN CORPORATION
              (Exact name of Registrant as specified in charter)

                                    MAINE
                (State or other jurisdiction of incorporation)

                  0-26589                      01-0404322
         (Commission file number)   (IRS employer identification no.)


                 Main Street, Damariscotta, Maine        04853
             (Address of principal executive offices)  (Zip Code)


                                (207) 563-3195
             (Registrant's telephone number, including area code)





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Item 5. Other Events

This information is being provided under Item 12 of Form 8-K.

The Company today issued the following press release:

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First National Lincoln Corporation Assets Top $500 Million,
Reports Record First Quarter Earnings, Up 13.3%

DAMARISCOTTA, ME., April 15 -- First National Lincoln Corporation (Nasdaq NM:
FNLC), today announced earnings per share of $0.68 on a fully diluted basis for the three months and quarter ended March 31, 2003, an increase of $0.08 or 13.3% over the $0.60 reported for the same periods in 2002. Net income for both the quarter and year to date was $1,679,000, an increase of $206,000 or 14.0% over the $1,473,000 posted in 2002. Both earnings per share and net income reported by the Company for 2003 set new first-quarter records.

Year-to-date change on the balance sheet showed total assets at $504.1 million on March 31, 2003 -- an increase of 2.0% over December 31, 2002. Loans totaled $346.1 million, up 4.2% over December 31, 2002, while investments increased by 5.4% to $128.7 million. Deposits of $340.4 million were up 1.8% over year end. As of March 31, 2003, First National Lincoln Corporation had total equity of $44.0 million, an increase of 2.9% or $1.3 million over December 31, 2002.

"We have begun 2003 with another strong quarter," commented the Company's President and Chief Executive Officer, Daniel R. Daigneault. "While net income is just slightly lower than the single-quarter record set in the fourth quarter of 2002, this was the highest net income we have posted in the first quarter, and the 13.3% increase in diluted earnings per share demonstrates the continued excellent results which the Company has produced for many years.

"During the first quarter, we also surpassed a major milestone in the Company's history with total assets exceeding $500 million," President Daigneault noted. This is a direct result of the cumulative asset growth we have generated during the past ten years -- with total assets increasing 178.4% or $323.0 million from $181.1 million at the end of 1993 to $504.1 million on March 31, 2003. Our strategy has been to focus on 'organic growth,' and the results achieved in our three Knox County offices, which have been open five years or less, have been a major contributor to this growth. More importantly, I feel that First National Lincoln Corporation is well positioned to continue its growth in earning assets as a result of the Company's customer-centric culture, which focuses on exceeding expectations with exceptional service.

"Loan growth in the first quarter was very good," President Daigneault continued. "Not only did we increase our loan portfolio by $14.0 million over December 31, 2002's totals, we also increased the volume of residential mortgages sold to the secondary market by $7.3 million. This resulted in combined loan growth -- both on-balance-sheet and off-balance-sheet -- of $21.3 million for the quarter. At the same time, our asset quality remains excellent, with past-due loans at the lowest levels we have seen in many years and the percentage of non-performing assets to total assets down slightly from year end."


"The price of First National Lincoln Corporation shares increased during the first quarter of 2003," noted F. Stephen Ward, the Company's Treasurer and Chief Financial Officer. "We closed the quarter at $33.95 per share, up $2.47 or 7.8% over December 31, 2002, which compares very favorably to the overall equity market, with the S&P 500 down 3.6% during the same period. Our stock reached a new high of $37.50 per share during the quarter, and while the March 31, 2003 close was below this level, we believe the performance of our stock reflects the excellent financial results the Company continues to produce.

"We also increased our dividend again in the first quarter of 2003," Mr. Ward concluded. "Following the pattern established for more than seven years, our cash dividend increased again by another $0.01 to $0.27 per share per quarter. This results in an annual dividend of $1.08 per share, which in turn produces an annual dividend yield of 3.30% based on the March 31 closing price -- excellent in this continued low interest rate environment. In our opinion, the combination of all the factors presented here -- strong earnings, asset growth, excellent credit quality, as well as our stock price and dividend yield -- reinforce the attractiveness of FNLC as an investment."

First National Lincoln Corporation, headquartered in Damariscotta, Maine, is the holding company for The First National Bank of Damariscotta and Pemaquid Advisors. The First is an independent community bank serving Mid-Coast Maine with seven offices in Lincoln and Knox Counties that provide consumer and commercial banking products and services. Pemaquid Advisors provides investment advisory, private banking and trust services from offices in Damariscotta, Boothbay Harbor, and Portland, Maine.

Forward-looking and cautionary statements: except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.

For more information, please contact F. Stephen Ward, Treasurer & Chief Financial Officer, at 207.563.3195 ext. 5001




















First National Lincoln Corporation
Consolidated Balance Sheets (Unaudited)
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                                           March 31,    March 31, December 31,
Dollars in Thousands                           2003         2002         2002
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Assets
Cash and due from banks                   $  10,146    $   7,829    $  14,181
Overnight Funds Sold                          3,800            -        9,325
Investments:
  Available for sale                         63,652       49,364       56,410
   Held to maturity (market values $66,771
     at 3/31/03, $56,141 at 3/31/02 and
     $67,421 at 12/31/02)                    65,015       57,836       65,663
Loans held for sale (fair value
  approximates cost)                          1,535        2,138        2,613
Loans                                       346,095      304,726      332,074
Less: allowance for loan losses               3,809        3,227        3,700
                                            -------      -------      -------
     Net loans                              342,286      301,499      328,374
                                            -------      -------      -------
Accrued interest receivable                   3,051        2,821        2,642
Bank premises and equipment                   7,657        7,784        7,833
Other real estate owned                          75          200          255
Other assets                                  6,871        7,248        6,772
                                            -------      -------      -------
        Total Assets                      $ 504,088    $ 436,719    $ 494,068
                                            =======      =======      =======
Liabilities & Stockholders' Equity
Demand deposits                           $  23,501    $  20,601    $  25,484
NOW deposits                                 46,736       42,363       46,989
Money market deposits                        91,611       24,429       80,805
Savings deposits                             60,116       48,996       59,521
Certificates of deposit                      69,110       82,366       71,169
Certificates $100,000 and over               49,303       57,642       50,256
                                            -------      -------      -------
     Total deposits                         340,377      276,397      334,224
                                            -------      -------      -------
Borrowed funds                              115,151      118,763      113,365
Other liabilities                             4,608        3,424        3,784
                                            -------      -------      -------
     Total Liabilities                      460,136      398,584      451,373
                                            -------      -------      -------
Shareholders' Equity:
Common stock                                     25           25           25
Additional paid-in capital                    4,687        4,687        4,687
Retained earnings                            39,348       34,953       38,322
Net unrealized gains on
  available-for-sale securities               2,339          658        2,170
Treasury stock                               (2,447)      (2,188)      (2,509)
                                            -------      -------      -------
    Total Stockholders' Equity               43,952       38,135       42,695
                                            -------      -------      -------
       Total Liabilities
       & Stockholders' Equity             $ 504,088    $ 436,719    $ 494,068
                                            =======      =======      =======
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First National Lincoln Corporation
Consolidated Statements of Income (Unaudited)

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                                                   For the three months ended
                                                                March 31,
Dollars in Thousands                                        2003         2002
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Interest Income:
     Interest and fees on loans                         $  5,265     $  5,474
     Interest on deposits with other banks                    43            5
     Interest and dividends on investments                 1,560        1,675
                                                           -----        -----
     Total interest income                                 6,868        7,154
                                                           -----        -----
Interest expense:
     Interest on deposits                                  1,704        1,900
     Interest on borrowed funds                            1,064        1,092
                                                           -----        -----
     Total interest expense                                2,768        2,992
                                                           -----        -----
Net interest income                                        4,100        4,162
Provision for loan losses                                    225          410
                                                           -----        -----
     Net interest income after provision for loan losses   3,875        3,752
                                                           -----        -----
Other operating income:
     Fiduciary income                                        189          185
     Service charges on deposit accounts                     267          220
     Other operating income                                  767          514
                                                           -----        -----
     Total other operating income                          1,223          919
                                                           -----        -----
Other operating expenses:
     Salaries and employee benefits                        1,412        1,357
     Occupancy expense                                       192          186
     Furniture and equipment expense                         358          310
     Other                                                   796          766
                                                           -----        -----
     Total other operating expenses                        2,758        2,619
                                                           -----        -----
Income before income taxes                                 2,340        2,052
Applicable income taxes                                      661          579
                                                           -----        -----
NET INCOME                                             $   1,679    $   1,473
                                                           =====        =====
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First National Lincoln Corporation
Selected Financial Data (Unaudited)

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                                                   For the three months ended
Dollars in thousands,                                           March 31,
except for per share amounts                                2003         2002
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Summary of Operations
Operating Income                                       $   8,091    $   8,073
Operating Expense                                          5,751        6,021
Net Interest Income                                        4,100        4,162
Provision for Loan Losses                                    225          410
Net Income                                                 1,679        1,473
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Per Common Share Data
Basic Earnings per Share                               $    0.69    $    0.62
Diluted Earnings per Share                                  0.68         0.60
Cash Dividends Declared                                     0.27         0.23
Book Value                                                 18.16        15.92
Market Value                                               33.95        28.15
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Financial Ratios
Return on Average Equity (a)                               15.77%       15.76%
Return on Average Assets (a)                                1.36%        1.37%
Average Equity to Average Assets                            8.59%        8.67%
Net Interest Margin Tax-Equivalent (a)                      3.66%        4.23%
Dividend Payout Ratio                                      39.13%       37.10%
Allowance for Loan Losses/Total Loans                       1.10%        1.06%
Non-Performing Loans to Total Loans                         0.34%        0.56%
Non-Performing Assets to Total Assets                       0.25%        0.48%
Efficiency Ratio                                           49.52%       49.69%
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At Period End
Total Assets                                           $ 504,088    $ 436,719
Total Loans                                              346,095      304,726
Total Investment Securities                              128,667      107,200
Total Deposits                                           340,377      276,397
Total Shareholders' Equity                                43,952       38,135

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(a) Quarterly data annualized using a 365-day basis
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

FIRST NATIONAL LINCOLN CORPORATION

By: /s/ F. Stephen Ward
    F. Stephen Ward
    Treasurer & Chief Financial Officer
    April 15, 2003